EXHIBIT 99.1

News Release
TANGER REPORTS FIRST QUARTER RESULTS
Net Income Per Share Increased 4%
FFO Per Share Grew 3%
Dividend Raised for 25th Consecutive Year
Updates 2018 Guidance

Greensboro, NC, May 1, 2018, Tanger Factory Outlet Centers, Inc. (NYSE:SKT) today reported financial and operating results for the three months ended March 31, 2018.

First Quarter Financial Results and Key Highlights

•	Net income available to common shareholders increased 4% to $0.24 per share, or $22.6 million, compared to $0.23 per share, or $22.0 million, for the prior year period

•	Funds from operations ("FFO") available to common shareholders grew 3% to $0.60 per share, or $59.3 million, compared to $0.58 per share, or $57.7 million, for the prior year period

•	Raised the annual common share cash dividend by 2.2% to $1.40 per share, marking the 25th consecutive year the annual cash dividend was raised, representing a three-year cumulative growth rate of 22%

•	Repurchased approximately 444,000 common shares for total consideration of approximately $10.0 million

FFO and Adjusted Funds from Operations ("AFFO") are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income to FFO and AFFO are included in this release. Per share amounts for net income, FFO and AFFO are on a diluted basis.
“Our outlet centers continue to perform well, as demonstrated by consistent traffic and strong sales, and a long and successful record of delivering steady NOI growth over Tanger's extensive history," said Steven B. Tanger, Chief Executive Officer. “One of the keys to our success is maintaining highly occupied outlet centers. A proven and successful strategy we have deployed to support this initiative is to selectively utilize leases of 12 months or less throughout various retail cycles in order to preserve potential revenue upside. The percentage of leases in this category today remains within our historical average. Based on our ongoing discussions with tenants and prospects, we remain confident in our growth opportunities for future years. With an unwavering emphasis on creating long-term value for shareholders, we are committed to keeping our centers vibrant and allocating our capital prudently, with the intent to continue to grow our dividend while maintaining a strong payout ratio, execute our share repurchase program, and continue to reduce variable rate debt.”

Operating Metrics

For the quarter ended March 31, 2018, the Company’s portfolio results were as follows:

•	Portfolio NOI for the consolidated portfolio increased 0.3% from the prior year quarter

•	Same Center NOI for the consolidated portfolio decreased 1.5% from the prior year quarter, due primarily to 2017 and 2018 store closures and inclement weather during the first quarter of 2018

•	Consolidated portfolio occupancy rate was 95.9% on March 31, 2018, compared 96.2% on March 31, 2017

•
Commenced leases for the trailing twelve months that were renewed or released for a term of more than twelve months achieved a 13.5% increase in blended average rental rates, excluding the impact of strategic re-merchandising activities. For additional detail on leasing activity see pages 11 and 12 in the Company’s Supplemental Operating and Financial Data package.

•
Lease termination fees, which are excluded from Same Center NOI and Portfolio NOI, totaled $1.1 million and $1.2 million for the consolidated portfolio for the first quarters of 2018 and 2017, respectively

•
Average tenant sales productivity for the consolidated portfolio was $384 per square foot for the twelve months ended March 31, 2018, compared to $380 per square foot in the comparable prior year period

•	Same center tenant sales performance for the overall portfolio increased 1.7% for the twelve months ended March 31, 2018 compared to the twelve months ended March 31, 2017

•	Occupancy cost ratio for the trailing twelve months ended March 31, 2017 was 10.0%

Same Center NOI and Portfolio NOI are supplemental non-GAAP financial measures of our operating performance. Complete definitions of Same Center NOI and Portfolio NOI and a reconciliation to the nearest comparable GAAP measure are included in this release.

Leasing Activity

Commenced leases for the trailing twelve months ended March 31, 2018 that were renewed or released for a term of 12 months or more included 277 leases totaling approximately 1.3 million square feet. Total commenced leases for the trailing twelve months ended March 31, 2018 that were renewed or released for all terms, included 338 leases totaling approximately 1.6 million square feet.

Tanger recaptured approximately 37,000 square feet within its consolidated portfolio during first quarter of 2018 related to bankruptcies and brand-wide restructurings by retailers, compared to 62,000 square feet during the first quarter of 2017. The Company currently expects to recapture an additional 72,000 square feet during the second quarter of 2018, approximately 41,000 square feet of which closed during April 2018.

Balance Sheet and Capital Market Activity

•
Repurchased approximately 444,000 common shares during the first quarter at a weighted average price of $22.52 per share for total consideration of approximately $10.0 million, leaving $65.7 million remaining under Tanger's $125 million share repurchase authorization, which is valid through May 2019

•	Raised the annual common share cash dividend by 2.2% to $1.40 per share, marking the 25th consecutive year the annual cash dividend was raised, representing a three-year cumulative growth rate of 22%

•
Amended the unsecured lines of credit on January 9, 2018, increasing the borrowing capacity to $600.0 million from $520.0 million, extending maturity to October 2021 from October 2019 plus a one-year extension option, and reducing the interest rate spread over LIBOR to 0.875% from 0.900%

•	Total enterprise value was $4.0 billion and debt-to-enterprise value ratio was 45%

•	Total outstanding floating rate debt was $239 million, representing 13% of total consolidated debt outstanding, or about 6% of total enterprise value

•	Unused capacity under the Company's $600 million unsecured lines of credit was 62%, or $366 million

•	Weighted average interest rate was 3.4% and weighted average term to maturity of outstanding consolidated debt, including extension options, was approximately 6.3 years

•	Approximately 94% of the Company's consolidated square footage was unencumbered by mortgages

•	Interest coverage ratio was 4.4 times for the first quarter 2018, compared to 4.2 times for the first quarter 2017

Earnings Guidance for 2018

The Company is updating its guidance for 2018, primarily due to a revision of average occupancy expectations, as a result of the store closures caused by tenant bankruptcies, the effect of a harsh winter in the first quarter of 2018, and select rent adjustments to maintain high occupancy. Based on this updated outlook, management currently believes its net income and FFO for 2018 will be as follows:

For the year ended December 31, 2018:	Current		Prior
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.95	$1.01	$1.02	$1.08
Noncontrolling interest, depreciation and amortization of real estate assets including noncontrolling interest share and our share of unconsolidated joint ventures	1.45	1.45	1.41	1.41
Estimated diluted FFO per share	$2.40	$2.46	$2.43	$2.49

Tanger's estimates reflect the following adjustments to key assumptions:

•	Portfolio NOI growth for the consolidated portfolio between (0.5)% and 0.5%, compared to the prior range of 0.5% and 1.5%

•	Same Center NOI guidance for the consolidated portfolio between (2.5)% and (1.5)%, compared to the prior range of (1.0)% and 0.0% reflecting the following:

◦	Projected average occupancy for the year is expected to be between 95.0% and 95.5%, down from the Company's previous forecast of approximately 96.0%

◦	Projected 2018 store closings totaling between 150,000 and 175,000 square feet for the consolidated portfolio, increased from the original expectation of approximately 100,000 square feet

◦
The impact of lease modifications and renewals with terms of 12 months or less commencing in 2017 and 2018, which the Company strategically executed to preserve upside potential and maintain high occupancy

◦	Higher non-reimbursed snow removal expenses in the first quarter and reduced estimates for variable rents due to the center closings caused by winter storms

•	Projected full year lease termination fees (which are not included in Same Center NOI) of approximately $1.5 million for the consolidated portfolio, compared to the prior estimate of $1.0 million

•	The Company's share of interest expense in the unconsolidated portfolio of $6.5 million to $7.5 million, compared to the prior range of $6.0 to $7.0 million

•
2018 weighted average diluted common shares of approximately 93.2 million for earnings per share and 98.2 million for FFO per share, compared to the prior estimates of 93.1 million and 98.1 million, respectively

•	Combined recurring capital expenditures and second generation tenant allowances of approximately $35 million to $40 million
The following assumptions remain unchanged compared to the Company's initial guidance:

•	Tenant sales remain stable

•	Average general and administrative expense of between $11.1 million and $11.5 million per quarter

•	Interest expense for the year for the consolidated portfolio of $64.0 million to $66.0 million

•
Does not include the impact of any additional financing activity, the sale of any outparcels, properties or joint venture interests, or the acquisition of any properties or joint venture partner interests

First Quarter Conference Call

Tanger will host a conference call to discuss its first quarter results for analysts, investors and other interested parties on Wednesday, May 2, 2018, at 10:00 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-277-5113 and provide conference ID # 8985977 to be connected to the Tanger Factory Outlet Centers First Quarter 2018 Financial Results call. Alternatively, the call will be web cast by S&P Global Market Intelligence and can be accessed at Tanger's web site, investors.tangeroutlets.com. A telephone replay of the call will be available from May 2, 2018 at 1:00 p.m. through May 11, 2018 at 11:59 p.m. by dialing 1-855-859-2056, conference ID # 8985977. An online archive of the web cast will also be available through May 11, 2018.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE:SKT), is a publicly-traded REIT headquartered in Greensboro, North Carolina that operates and owns, or has an ownership interest in, a portfolio of 44 upscale outlet shopping centers. Tanger's operating properties are located in 22 states coast to coast and in Canada, totaling approximately 15.3 million square feet leased to over 3,100 stores operated by more than 490 different brand name companies. The Company has more than 37 years of experience in the outlet industry. Tanger Outlet Centers continue to attract more than 189 million shoppers annually. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission that includes a supplemental information package for the quarter ended March 31, 2018. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company's web site at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions.
You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) the risks associated with general economic and real estate conditions in the United States and Canada, (ii) adverse changes in governmental laws and regulations, (iii) the Company's ability to meet its obligations on existing indebtedness, reduce variable rate debt, or refinance existing indebtedness on favorable terms, (iv) the availability and cost of capital, (v) the valuation of marketable securities and other investments, (vi) increases in operating costs, (vii) whether the Company's regular evaluation of acquisition and disposition opportunities results in any consummated transactions, and whether or not any such consummated transaction results in an increase or decrease in liquidity, net income, FFO or AFFO, (viii) whether projects in our pipeline convert into successful developments, (ix) the Company's ability to lease its properties, (x) the Company's ability to implement its plans and strategies for joint venture properties that it does not fully control, (xi) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xii) impairment charges, (xiii) the ability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (xiv) adverse weather conditions, including hurricanes, and other natural disasters, (xv) the Company’s ability to pay dividends at current levels, (xvi) competition, and (xvii) the risks and uncertainties identified under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Contact Information

Cyndi Holt    Jim Williams
VP, Investor Relations    SVP & CFO
336-834-6892    336-834-6800
cyndi.holt@tangeroutlets.com    jim.williams@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2018	2017
Revenues:
Base rentals (a)	$81,533	$80,330
Percentage rentals	1,429	1,855
Expense reimbursements	38,280	36,598
Management, leasing and other services	613	579
Other income	1,680	2,006
Total revenues	123,535	121,368
Expenses:
Property operating	42,218	40,387
General and administrative	11,112	11,412
Abandoned pre-development costs	—	627
Depreciation and amortization	33,123	31,294
Total expenses	86,453	83,720
Operating income	37,082	37,648
Other income (expense):
Interest expense	(15,800)	(16,487)
Other non-operating income	209	35
Income before equity in earnings of unconsolidated joint ventures	21,491	21,196
Equity in earnings of unconsolidated joint ventures	2,194	2,318
Net income	23,685	23,514
Noncontrolling interests in Operating Partnership	(1,217)	(1,178)
Noncontrolling interests in other consolidated partnerships	370	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	22,838	22,336
Allocation of earnings to participating securities	(263)	(295)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$22,575	$22,041

Basic earnings per common share:
Net income	$0.24	$0.23

Diluted earnings per common share:
Net income	$0.24	$0.23

a.	Includes straight-line rent and market rent adjustments of $1,450 and $1,098 for the three months ended March 31, 2018 and 2017, respectively.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Rental property:
Land	$279,978	$279,978
Buildings, improvements and fixtures	2,810,980	2,793,638
Construction in progress	615	14,854
	3,091,573	3,088,470
Accumulated depreciation	(929,608)	(901,967)
Total rental property, net	2,161,965	2,186,503
Cash and cash equivalents	3,427	6,101
Investments in unconsolidated joint ventures	114,304	119,436
Deferred lease costs and other intangibles, net	127,493	132,061
Prepaids and other assets	98,669	96,004
Total assets	$2,505,858	$2,540,105

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,135,230	$1,134,755
Unsecured term loan, net	323,082	322,975
Mortgages payable, net	90,109	99,761
Unsecured lines of credit, net	223,634	206,160
Total debt	1,772,055	1,763,651
Accounts payable and accrued expenses	66,405	90,416
Other liabilities	73,907	73,736
Total liabilities	1,912,367	1,927,803
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 94,382,583 and 94,560,536 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	944	946
Paid in capital	776,753	784,782
Accumulated distributions in excess of net income	(194,416)	(184,865)
Accumulated other comprehensive loss	(19,623)	(19,285)
Equity attributable to Tanger Factory Outlet Centers, Inc.	563,658	581,578
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	29,833	30,724
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	593,491	612,302
Total liabilities and equity	$2,505,858	$2,540,105

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	March 31,
	2018	2017
Gross leasable area open at end of period (in thousands):
Consolidated	12,920	12,710
Partially owned - unconsolidated	2,370	2,373

Outlet centers in operation at end of period:
Consolidated	36	36
Partially owned - unconsolidated	8	8

States operated in at end of period (1)	22	22
Occupancy at end of period (1), (2)	95.9%	96.2%

(1)	Excludes the centers in which we have ownership interests but are held in unconsolidated joint ventures.

(2)
Excludes centers not yet stabilized at period end. The 2018 period excludes our Fort Worth outlet center (which opened during the fourth quarter of 2017 and the 2017 period excludes our Fort Worth outlet center and Daytona Beach outlet center (which opened during the fourth quarter of 2016).

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. FFO represents net income (loss) (computed in accordance with GAAP) before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization of real estate assets, impairment losses on depreciable real estate of consolidated real estate and after adjustments for unconsolidated partnerships and joint ventures, including depreciation and amortization, and impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations ("AFFO"), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management's performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income ("Portfolio NOI") and same center net operating income ("Same Center NOI") as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of net income to FFO and AFFO:

	Three months ended
	March 31,
	2018	2017
Net income	$23,685	$23,514
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	32,542	30,855
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,229	3,838
FFO	59,456	58,207
FFO attributable to noncontrolling interests in other consolidated partnerships	370	—
Allocation of earnings to participating securities	(477)	(512)
FFO available to common shareholders (1)	$59,349	$57,695
As further adjusted for:
Abandoned pre-development costs	—	627
Impact of above adjustments to the allocation of earnings to participating securities	—	(5)
AFFO available to common shareholders (1)	$59,349	$58,317
FFO available to common shareholders per share - diluted (1)	$0.60	$0.58
AFFO available to common shareholders per share - diluted (1)	$0.60	$0.58

Weighted Average Shares:
Basic weighted average common shares	93,644	95,245
Effect of outstanding options and certain restricted common shares	—	66
Diluted weighted average common shares (for earnings per share computations)	93,644	95,311
Exchangeable operating partnership units	4,996	5,028
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	98,640	100,339

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

Below is a reconciliation of net income to Portfolio NOI and Same Center NOI for the consolidated portfolio:

	Three months ended
	March 31,
	2018	2017
Net income	$23,685	$23,514
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,194)	(2,318)
Interest expense	15,800	16,487
Other non-operating income	(209)	(35)
Depreciation and amortization	33,123	31,294
Other non-property expenses	432	311
Abandoned pre-development costs	—	627
Corporate general and administrative expenses	11,023	11,277
Non-cash adjustments (1)	(1,367)	(963)
Termination rents	(1,051)	(1,184)
Portfolio NOI	79,242	79,010
Non-same center NOI (2)	(4,215)	(2,856)
Same Center NOI	$75,027	$76,154

(1)	Non-cash items include straight-line rent, above and below market rent amortization and gains or losses on outparcel sales.

(2)	Excluded from Same Center NOI:

Outlet centers opened:		Outlet centers sold:		Outlet center expansions:
Fort Worth	October 2017	Westbrook	May 2017	Lancaster	September 2017